UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2011

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Knight Transportation, Inc., an Arizona corporation (the "Company"), held its Annual Meeting of Shareholders. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal No. 1 :	Election of Class I Directors to serve a term of three years.

	For	Withheld	Broker Non-Votes
Donald A. Bliss	62,587,508	10,532,826	7,227,960
Richard J. Lehmann	72,193,385	926,949	7,227,960

All nominees for director were duly elected.

Proposal No. 2 :	Consideration of an advisory, non-binding vote on executive compensation.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), the Company included in the proxy statement a separate resolution, in the form of proposal 2, subject to shareholder vote, to approve, in a non-binding vote, the compensation of the Company's Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
71,666,944	722,430	730,960	7,227,960

Proposal No. 2 was approved.

Proposal No. 3 :	Consideration of an advisory, non-binding vote on the frequency of holding future advisory, non-binding votes on executive compensation.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), the Company included in the proxy statement a separate resolution, in the form of Proposal No. 3, to request its shareholders to recommend, in a non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Named Executive Officers (similar to the non-binding vote in Proposal No. 2) should occur every one, two, or three years.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
36,379,501	164,618	35,846,326	729,889	7,227,960

Accordingly, the Company's shareholders expressed a preference for an advisory vote on executive compensation each year. Because the shareholders' vote on the frequency of future advisory votes on executive compensation is itself advisory, the result is not binding. The Company expects to publicly disclose within 150 days of the 2011 Annual Meeting the determination by the Company's Board of Directors of the frequency with which future advisory votes on executive compensation will be held.

Proposal No. 4 :	Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2011.

For	Against	Abstentions	Broker Non-Votes
80,308,156	31,606	8,532	-

The proposal was approved.

Item 8.01        Other Events.

On May 19, 2011, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock.  The dividend is payable to the Company's shareholders of record as of June 3, 2011, and is expected to be paid on June 24, 2011.  A copy of the press release is attached to this report as Exhibit 99.

The Company also announced in the press release that the Company's Board of Directors authorized the Company to repurchase up to 10,000,000 shares of its outstanding common stock.  The Company has substantially completed its existing authorization.  Repurchases are made pursuant to the provisions of Rule 10b-18.  In making repurchases the Company considers both its cash requirements and market conditions.  Repurchases will continue from time to time, as conditions permit, until the total number of shares authorized to be repurchased have been bought, or until the Company’s authorization to repurchase is terminated, whichever occurs first.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Knight Transportation, Inc. press release dated May 19, 2011, announcing the quarterly cash dividend and authorization to repurchase shares

The information contained in Items 8.01 and 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There can be no assurance that future dividends will be declared or that shares authorized for repurchase will be purchased.  The declaration of future dividends is subject to approval of the Board of Directors each quarter after its review of the Company's financial performance and cash needs.  Declaration of future dividends is also subject to various risks and uncertainties, including: the Company's cash flow and cash needs; compliance with applicable law; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; and the deterioration in the Company's financial condition or results.  The repurchase of shares is subject to various risks and uncertainties, including: market conditions and the Company's financial condition.  Please refer to the last paragraph of the press release and various disclosures by the Company in its press releases, shareholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: May 23, 2011	By:	/s/ David A. Jackson
David A. Jackson
President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Knight Transportation, Inc. press release dated May 19, 2011, announcing quarterly cash dividend and authorization to repurchase shares